Exhibit 10.18

FIRST AMENDMENT TO

THE AMENDED AND RESTATED FRANCHISE AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED FRANCHISE AGREEMENT (the “Amendment”) is effective as of                      (the “Amendment Date”) between:

(1)                                          (“Franchisee”), a limited liability company organized and existing under the laws of United Mexican States with its registered office and principal place of business located at                                         : and

(2) HYATT FRANCHISING LATIN AMERICA, L.L.C. (“Hyatt”), a limited liability company organized and existing under the laws of the State of Delaware (U.S.A.) with its principal place of business located at 71 South Wacker Drive. Chicago. Illinois 60606, U.S.A.

Hyatt and Franchisee are hereinafter collectively referred to as the “Parties” and each individually as a “Party”.

BACKGROUND

A. Hyatt and Franchisee are parties to that certain Amended and Restated Franchise Agreement dated                     , amended and restated on                      (the “FA”) for the operation of a Hyatt All-Inclusive Resort at                                         . Capitalized terms used in this First Amendment but not otherwise defined shall have the meanings given to them in the FA.

B. Simultaneously with signing this First Amendment. Hyatt (and its Affiliates) and Franchisee (and its Affiliates) are signing that certain Consent and Amendment to the Hyatt Agreements covering (among other things) Franchisee’s use of an Affiliate as a travel distribution company to provide services to Franchisee.

C. Simultaneously with signing this First Amendment, Hyatt and Franchisee’s Affiliate are signing that certain Strategic Alliance Agreement dated as of the Amendment Date (the “SAA”) reflecting certain agreements with respect to the possible development of Hyatt All-Inclusive Resorts in the Market Area (as defined in the SAA).

D. The Parties have agreed to make certain amendments to the FA.

NOW, THEREFORE, in consideration of the covenants, mutual benefits to be derived, and the representations and warranties, conditions and promises contained herein and in the FA, and intending to be legally bound, the Parties hereby agree as follows:

1.	DEFINITIONS

The following definitions are added to Section 1.1 of the FA, in alphabetical order:

1.1 “Beneficial Ownership” of ownership interests means beneficial ownership as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

1.2 “Competing Owner Separation Restrictions” means, with respect to a Competing Brand or a Restricted Brand; a hotel, resort or other facility operated by a third party under a Competing Brand or Restricted Brand (called a “Competing Owner Hotel” in this definition); and the Brand Owner or Restricted Brand Company involved with the other Competing Brand or Restricted Brand (called the “Competing Owner” in this definition):

(a) neither Franchisee nor its Affiliates shall provide the Competing Owner Hotel any right to use any of the Proprietary Marks, any Hyatt Confidential Information, any part of the Hotel System (including any brand standards applicable to any Hyatt All-Inclusive Resort) or any Innovation, other than a Franchisee Licensed Innovation (as defined in Section 18.2.3), but subject to Section 2.2.5 while the restrictions therein are in effect;

(b) neither Franchisee nor any of Hotel-Level Restricted Persons, Regional-Level Restricted Persons or Parent-Level Restricted Persons may be involved in, exercise control over, direct or provide strategic direction with respect to the operations, management, marketing, development or strategic planning for the Competing Brand, Restricted Brand or Competing Owner Hotel (provided that, for the avoidance of doubt, (i) any participation on the board of directors or similar governing body will not, without more, violate this subsection (b)), and (ii) nothing in this subsection (b) (but subject to Section 2.2.5 while the restrictions therein are in effect) shall prevent Franchisee’s Affiliates from performing, with respect to any hotel owned by Franchisee’s Affiliates and operated by any Competing Owner, any typical asset management or other functions or activities customarily performed with respect to owned hotels operated by third parties; and

(c) Franchisee and its Affiliates must institute and maintain controls reasonably designed to prevent, and which actually do prevent, any individuals who are involved in, exercise control over, direct or provide strategic direction with respect to the operations, management, marketing, development or strategic planning for the Competing Brand, Restricted Brand or Competing Owner Hotel from obtaining any Hyatt Confidential Information from Franchisee or its Affiliates.

1.3 “Hotel-Level Restricted Persons” means any of the Core Management and any other individual who is involved in, controls or directs the day-to-day operations, management, marketing, development or strategic planning of the Hotel.

1.4 “Parent-Level Restricted Persons” means the executive officers of Playa (or any successor ultimate parent company of Franchisee) who are responsible for the strategic direction of the operations, management, marketing, development or strategic planning of the Hotel and any or all other Playa-Developed Brands.

1.5 “Playa-Developed Brand” means a hotel concept or brand for all-inclusive resorts developed or acquired by Franchisee or its Affiliates, of which Franchisee or any of its Affiliates is the franchisor, licensor or owner, or for which Franchisee or any of its Affiliates is the exclusive manager or other operator, which brand is an upper upscale or higher standard. However, a Playa-Developed Brand shall specifically exclude any existing hotel concept or brand owned by Franchisee or its affiliate prior to September 1, 2016.

1.6 “Playa-Developed Brand Separation Restrictions” means, with respect to a Playa-Developed Brand; a hotel, resort or other facility operated under a Playa-Developed Brand (called a “Playa-Developed Brand Hotel” in this definition); and the Affiliate of Franchisee involved with the Playa-Developed Brand:

(a) no Playa-Developed Brand Hotel may utilize any of the Proprietary Marks, any Hyatt Confidential Information, any part of the Hotel System (including any brand standards applicable to any Hyatt All-Inclusive Resort) or any Innovation that is not a Franchisee Licensed Innovation, but subject to Section 2.2.5 while the restrictions therein are in effect;

(b) (i) during the period until there are at least four (4) hotels or resorts operating under the Playa-Developed Brand or at least three thousand (3,000) rooms available at hotels or resorts operating under the Playa-Developed Brand, neither Franchisee nor any of the Hotel-Level Restricted Persons may be involved in, exercise control over, direct or provide strategic direction with respect to the operations, management, marketing, development or strategic planning for the Playa-Developed Brand or Playa-Developed Brand Hotel, and (ii) during the period beginning once there are at least four (4) hotels or resorts operating under the Playa-Developed Brand or at least three thousand (3,000) rooms available at hotels or resorts operating under the Playa-Developed Brand, neither Franchisee nor any of the Hotel-Level Restricted Persons or Regional-Level Restricted Persons may be involved in, exercise control over, direct or provide strategic direction with respect to the operations, management, marketing, development or strategic planning for the Playa-Developed Brand or Playa-Developed Brand Hotel, provided that, for the avoidance of doubt, (1) the restrictions in this subsection (b) shall not apply to any Parent-Level Restricted Persons, and (2) any participation on the board of directors or similar governing body will not, without more, violate this subsection (b); and

(c) Franchisee and its Affiliates must institute and maintain controls reasonably designed to prevent, and which actually do prevent, any individuals (other than Parent-Level Restricted Persons) who are involved in, exercise control over, direct or provide strategic direction with respect to the operations, management, marketing, development or strategic planning for Playa-Developed Brand or Playa-Developed Brand Hotel from obtaining any Hyatt Confidential Information.

1.7 “Regional-Level Restricted Persons” means the management personnel of Franchisee or any of its Controlling Owners who are responsible for the strategic direction of the operations, management, marketing, development or strategic planning of both the Hotel and all other hotels or resorts operated by Franchisee or its Affiliates in the Hotel’s market area.

2.	TERRITORIAL RIGHTS AND RESTRICTIONS

2.1 Sections 2.2.1, 2.2.2 and 2.2.4 of the FA are deleted and replaced with the word “Reserved”.

2.2 Section 2.2.3 of the FA is deleted and replaced with the following:

2.2.3 During the Term, if any of Franchisee’s Affiliates opens and operates, or authorizes any other party (whether under a license or franchise from Franchisee’s Affiliate or otherwise) to open and operate, any other all-inclusive resort under a Playa-Developed Brand, then Franchisee agrees to establish and maintain (and to cause its Affiliates to establish and maintain) Playa-Developed Brand Separation Restrictions with respect to the Playa-Developed Brand and such resort. Within fifteen (15) days after the opening of such resort under a Playa-Developed Brand, Franchisee agrees to provide Hyatt a detailed description of the Playa-Developed Brand Separation Restrictions and, periodically during the Term upon Hyatt’s reasonable request, reasonable evidence of the effectiveness of the Playa-Developed Brand Separation Restrictions. Franchisee agrees to provide Hyatt written notice within ten (10) days after learning of any breach of any of the Playa-Developed Brand Separation Restrictions required to be implemented pursuant to this Section 2.2.3. Nothing in this Section 2.2.3 limits the obligations of Franchisee’s Affiliate or Hyatt under that certain Strategic Alliance Agreement dated as of the Amendment Date between that Affiliate and Hyatt or the obligations of Franchisee under Section 2.2.5 hereof.

3.	RESERVED

4.	OWNERS’ OBLIGATIONS ON TAKING

The following sentence is added to the end of Section 13.1 of the FA:

Following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to Section 19.7, the provisions of this Section 13.1 applicable to Owners shall no longer apply to Owners of such publicly traded ownership interests.

5.	TERMINATION RIGHTS

5.1 Section 14.2(f) of the FA is deleted and replaced with the following:

(f) Franchisee or any of its Owners or Guarantors is, or is discovered to have been, convicted of a felony, or enters or is discovered to have entered a plea of no contest to a felony, or is an accused party in any criminal investigation related to any felony considered as organized crime, or commits any other action or any other offense (including, without limiting Section 24.15, the classification of Franchisee, its directors, officers, senior management, or Owners as Restricted Persons), in each such event which is likely in Hyatt’s reasonable opinion to reflect materially adversely upon Hyatt, the Hotel System, or the Proprietary Marks, including any violation of laws or regulations relating to Hotel employees; provided that, following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to Section 19.7, the provisions of this Section 14.2(f) applicable to Owners of publicly traded ownership interests shall apply to any Owner of such publicly traded ownership interests only if such Owner (together with its Affiliates) acquires Beneficial Ownership of more than five percent (5%) or more of the ownership interests in Franchisee or such Controlling Owner held by the public;

5.2 Section 14.2(h) of the FA is deleted and replaced with the following:

(h) Subject to Section 19.9, Franchisee (or any of its Owners) knowingly makes any unauthorized use or disclosure of any part of the Manual or any other Confidential Information; provided, however, that following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to Section 19.7, the provisions of this Section 14.2(h) applicable to Franchisee’s Owners shall apply to Owners of such publicly traded ownership interests only to the extent that they (or any of their officers, directors, employees or other agents) acquired such part of the Manual or Confidential Information from Franchisee or any of its Affiliates, whether directly or indirectly.

5.3 Section 14.2(n) of the FA is deleted and replaced with the following:

(n) any of the following apply:

(i) a breach or failure to comply with any of the Playa-Developed Brand Separation Restrictions to the extent required pursuant to Section 2.3.2;

(ii) a breach or failure to comply with any of the Competing Owner Separation Restrictions to the extent required pursuant to Section 19.7.3;

(iii) a breach or failure to comply with any of the other provisions of Section 19.7.3; or

(iv) a breach or failure to comply with Section 2.2.5

provided that, in the case of any termination pursuant to this subsection (n): (1) to exercise its termination right under this Section 14.2(n), Hyatt must deliver notice of termination to Franchisee within one hundred eighty (180) days after Hyatt’s first learning of the breach; and (2) upon a termination of this Agreement solely pursuant to this Section 14.2(n), Hyatt must simultaneously terminate all franchise agreements between Hyatt and Franchisee (or its Affiliate) which Hyatt has the right to terminate under such franchise agreement and applicable law as a result of such breach.

5.4 The following paragraph (c) shall be added at the end of Section 14.4:

(c) (i) to exercise its termination right under this Section 14.4, Hyatt must deliver notice of termination to Franchisee within one hundred eighty (180) days after the date in which Hyatt attains the right to terminate this Agreement pursuant to this Section 14.4 and (ii) upon a termination of this Agreement pursuant to this Section 14.4, Hyatt must simultaneously terminate all franchise agreements between Hyatt and Franchisee (or its Affiliate) which Hyatt has the right to terminate under such franchise agreement and applicable law.

6.	LIQUIDATED DAMAGES

The second full paragraph of Section 15.5 of the FA is deleted and replaced with the following:

Notwithstanding the foregoing:

(1) if this Agreement is terminated because of a Consequential Termination, then the liquidated damages are one hundred fifty percent (150%) of the amount calculated in (a), (b) or (c) above (as applicable); and

(2) if this Agreement is terminated (A) pursuant to Section 14.2(n) as a result of a breach of Section 2.2.5; (B) for any reason and, following the termination of this Agreement (together with any other franchise agreement for a Hyatt All-Inclusive Resort with Franchisee or its Affiliates that is terminated as of the effective date of this Agreement’s termination), Franchisee and its Affiliates have no remaining Franchisee Agreements with Hyatt for a Hyatt All-Inclusive Resort then in effect; or (C) after the termination of the restriction in Section 2.2.5, following a Restricted Brand Company’s acquisition a Controlling Ownership Interest in Franchisee, then in any such case (A), (B) or (C), the liquidated damages shall be increased such that the factor set forth in Subsection (b)(ii) above is two thousand five hundred fifty-five (2,555) and the factor set forth in Subsection (c)(ii) above is eighty-four (84).

(3) In addition, if this Agreement is terminated under circumstances other than as set forth in Subsection (2) above, and within twelve (12) months following the effective date of this Agreement’s termination, all remaining Franchise Agreements between Franchisee (or its Affiliates) and Hyatt for Hyatt All-Inclusive Resorts have been terminated, then within ten (10) days after the last such agreement is terminated, Franchisee shall pay to Hyatt, as additional liquidated damages hereunder, the amount equal to the difference between the liquidated damages that would have been payable under this Agreement had the amount been calculated pursuant to subsection (2) above and the liquidated damages actually paid by Franchisee.

7.	TRANSFERS

7.1 Section 19.3(a) of the FA is deleted and replaced with the following:

(a) neither the proposed transferee nor any of its direct and indirect owners (if the transferee is a legal entity) is a Restricted Brand Company

7.2 Section 19.7.1 of the FA is deleted and replaced with the following:

19.7.1 Ownership interests in Franchisee or a Controlling Owner may be offered to the public without Hyatt’s prior written consent, and without complying with Sections 19.3 or 19.4, but subject to this Section 19.7. For purposes of this Section 19.7, “offered to the public” and “public offering” with respect to a Franchisee’s or a Controlling Owner’s ownership interests shall include a direct or indirect merger (or similar transaction) by Franchisee or a Controlling Owner with and into a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) in connection with the listing of a class of equity securities of the survivor of such merger on a nationally recognized securities exchange.

7.3 Section 19.7.3 of the FA is deleted and replaced with the following:

19.7.3 Following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to this Section 19.7, the provisions of Section 19.3 and 19.4 shall no longer apply with respect to transfers of the ownership interests held by the public. However, if as a consequence of or following such public offering:

(a) a Brand Owner (together with its Affiliates) acquires Beneficial Ownership of more than fifteen percent (15%) of the ownership interests in Franchisee or such Controlling Owner held by the public, then within thirty (30) days following the date on which a public filing is made with respect to such acquisition or Franchisee (or such Controlling Owner) otherwise learns of such acquisition, whichever occurs first, and regardless of whether Hyatt provides written notice thereof, Franchisee or such Controlling Owner shall cause the Brand Owner either to sell such excess ownership interests to an unaffiliated third party (subject to the other provisions of this Agreement) or to transfer such excess ownership interests to a foundation whereby the voting rights with respect to such ownership interests are suspended in a manner consistent with a provision in the charter documents of Franchisee or such Controlling Owner that has been approved by Hyatt (and, for purposes hereof, regardless of whether such provision in the charter documents is enforceable under local law or whether compliance with such provision in the charter documents is waived, a “Charter Mandated Transfer”). Notwithstanding the foregoing, the acquisition by Franchisee or its Controlling Owner of a Competing Brand or an ownership interest in a Brand Owner or a Brand Company whereby the prior Owners of such Brand Owner or Brand Company (i) receive an ownership interest in Franchisee or such Controlling Owner (but less than a Controlling Ownership Interest) as consideration in connection such acquisition, and (ii) following such acquisition such prior Owners are not a Brand Owner or Brand Company (other than through the Franchisee or such Controlling Owner), shall not violate the restrictions set forth in this Section 19.7.3(a);

(b) a Restricted Brand Company (together with its Affiliates) acquires Beneficial Ownership of more than five percent (5%) of the ownership interests in Franchisee or such Controlling Owner held by the public while the restrictions set forth in Section 2.2.5 remain in effect, then within thirty (30) days following the date on which a public filing is made with respect to such acquisition or Franchisee (or such Controlling Owner) otherwise learns of such acquisition, whichever occurs first, and regardless of whether Hyatt provides written notice thereof, Franchisee or such Controlling Owner shall cause the Restricted Brand Company either to sell such excess ownership interests to an unaffiliated third party (subject to the other provisions of this Agreement) or to transfer such excess ownership interests to a foundation whereby the voting rights with respect to such ownership interests are suspended in a manner consistent with a Charter Mandated Transfer. For the avoidance of doubt, the restrictions in this subsection (b) shall apply to a Restricted Brand Company only while the provisions of Section 2.2.5 are in effect, after which the restrictions in subsection (a) shall apply to the Restricted Brand Company, to the extent it then is a Brand Owner; and

(c) any Brand Owner or Restricted Brand Company acquires (whether directly or indirectly) any ownership interest in Franchisee or its Controlling Owner, Franchisee agrees to establish and maintain (and to cause its Affiliates to establish and maintain) Competing Owner

Separation Restrictions with respect to the Brand Owner or Restricted Brand Company. Within fifteen (15) days after Franchisee or its Controlling Owner learns of such acquisition, Franchisee agrees to provide Hyatt a detailed description of the Competing Owner Separation Restrictions and, periodically during the Term upon Hyatt’s reasonable request, reasonable evidence of the effectiveness of the Competing Owner Separation Restrictions. Franchisee agrees to provide Hyatt written notice within ten (10) days after learning of any breach of any of the Competing Owner Brand Separation Restrictions required to be implemented pursuant to this Section 19.7.3.

7.4 The following is added to the end of the last sentence of Section 14.5 of the FA:

; provided, however, that following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to Section 19.7, the provisions of this Section 14.5 applicable to Franchisee’s Owners shall no longer apply to Owners of such publicly traded ownership interests.

8.	RESTRICTED PERSONS

The following sentence is added to the end of Section 24.15(b) of the FA:

Following any public offering of ownership interests in Franchisee or its Controlling Owner pursuant to Section 19.7, the provisions of this Section 24.15(b) shall no longer apply to Owners of such publicly traded ownership interests, provided that Hyatt shall have the right to terminate this Agreement immediately upon written notice to Franchisee if any governmental authority alleges in writing that a Restricted Person’s ownership of such ownership interests, whether directly or indirectly through Hyatt’s (or its Affiliate’s) relationship with Franchisee (or its Affiliate) or otherwise, results in a violation of any law, rule, regulation or other governmental requirement by Hyatt or its Affiliate.

9.	EFFECT

This Amendment is an amendment to, and forms a part of, the FA. Except as amended by this Amendment, the FA will continue in full force and effect. The recitals to this Amendment are a part of this Amendment, which, together with the FA, constitutes the entire agreement between Hyatt and Franchisee, and there are no oral or other written understandings, representations or agreements between Hyatt and Franchisee, relating to the subject matter of this Amendment. No modification, change or alteration of this Amendment shall be effective unless in writing and executed by Hyatt and Franchisee. If there is a conflict between any provision of the FA and a provision of this Amendment, the provision of this Amendment controls. This Amendment shall not be effective unless and until executed by all Parties.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment on the day and year first above written.

FRANCHISEE:		HYATT:

HYATT FRANCHISING LATIN AMERICA, L.L.C.

By:		By:
	Name:		Name:
	Title:		Title:

Date:		Date: